                                                                     Exhibit 2.5

                        Form of Share Purchase Agreement


                                     between


   ENTRUST Technologies Inc., a Maryland corporation (hereinafter referred to
                                   "ENTRUST")

                                 on the one part
                                       and


                  [Name], [Address] (hereinafter referred to as
                                 the "SELLER"),


                                on the other part

             (hereinafter collectively referred to as "the PARTIES")


                     concerning the acquisition of shares of

                         R/3/ Security Engineering AG
                                   Seegraben


                                (the "COMPANY")

                                TABLE OF CONTENTS

Definitions.................................................................iii

1.    Sale and Purchase.......................................................1

      1.1.   Object of the Sale...............................................1
      1.2.   Amount of Purchase Price.........................................1
      1.3.   Basis Price......................................................1
      1.4.   Price Adjustment.................................................1
      1.5.   Escrow...........................................................1

2.    Consideration Shares....................................................2

      2.1.   Value of Consideration Shares....................................2
      2.2.   Restrictions on Transfer.........................................3
      2.3.   Right of First Refusal...........................................3
      2.4.   Put Option and Make Whole Payment................................4

3.    Closing.................................................................6

      3.1.   Conditions Precedent.............................................6
      3.2.   Completion of the sale...........................................6
      3.3.   Transfer of Risks................................................7

4.    Representations of Seller...............................................7

      4.1.   With Respect to US Securities Regulations........................7
      4.2.   With Respect to the SHARES and the COMPANY's Capital............10
      4.3.   With Respect to the COMPANY.....................................10

5.    Warranty Claims Against Seller.........................................19

6.    Representations of Entrust.............................................20

      6.1.   Good Standing and Authority.....................................20
      6.2.   Consideration Shares............................................20
      6.3.   Capitalization..................................................20
      6.4.   Governmental Consents...........................................21
      6.5.   Warranty Claims Against Entrust.................................21

7.    Covenants..............................................................22


                                       (i)

     7.1.   Management of the Company........................................22
     7.2.   Product Liability................................................22
     7.3.   Consideration Shares.............................................23
     7.4.   Watermark Business...............................................25

8.   Miscellaneous...........................................................26

     8.1.   Costs............................................................26
     8.2.   Confidentiality..................................................26
     8.3.   Assignment.......................................................26
     8.4.   Announcements....................................................26
     8.5.   Notices..........................................................27
     8.6.   Severability.....................................................27
     8.7.   Construction, amendments.........................................27
     8.8.   Governing law....................................................28
     8.9.   Arbitration......................................................28

List of Exhibits.............................................................28

                              -------------------

Entrust Technologies Inc. has omitted the following schedules, which will be provided supplementally to the Securities and Exchange Commission upon request:

- -  Exhibit DIL (List of Documents Submitted to Entrust)

- -  Exhibit CAP (Capital Structure of Entrust)

- -  Exhibit IPR (Intellectual Property)


                                      (ii)

Definitions

"AGREEMENT"
                                 this share purchase agreement, including the exhibits;

"BASIS PRICE"                    the BASIS PRICE as defined in Sec. 1.3.;

"CLOSING"                        the CLOSING of this AGREEMENT
                                 pursuant to Sec. 3;

"CO"                             the Swiss Code of Obligations;

"COMPANY SHARES"                 the common or preferred registered shares
                                 of the COMPANY with a par value of
                                 CHF 10 each;

"COMPANY"                        r/3/ Security Engineering AG, Seegraben, as
                                 defined on the first page;

"CONSIDERATION
 SHARES"                         Series A Common Stock of ENTRUST with
                                 p.v. of USD 0.01 each;

"DEFECT"                         a DEFECT as defined in Sec. 5.1;

"DISTRIBUTION
 COMPLIANCE PERIOD"              the DISTRIBUTION COMPLIANCE
                                 PERIOD defined in Sec. 7.3.;

"ENTRUST"                        ENTRUST Technologies Inc., a Maryland
                                 corporation, as defined on the first page;

"ESCROW AGENT"                   Thouvenin Stutzer Eggimann & Partner,
                                 Limmatquai 4, 8001 Zurich;

"ESCROW
AGREEMENT"                       the escrow agreement entered into between
                                 ENTRUST, the SELLER and the ESCROW AGENT, and signed by the SELLER on the same date as this AGREEMENT;


                                     (iii)

"ESCROW" the escrow established pursuant to the ESCROW AGREEMENT and referred to in Sec. 1.5;

"FIRST ANNIVERSARY"                    the FIRST ANNIVERSARY defined in Sec.
                                       2.4.1.;

"GOVERNMENTAL
 AUTHORITY"                            any government, state, municipality or
                                       other political subdivision thereof and
                                       any entity exercising executive,
                                       legislative, judicial, regulatory or
                                       administrative functions of or pertaining to government

"INTELLECTUAL
 PROPERTY"                             the INTELLECTUAL PROPERTY defined
                                       in Sec. 4.3.5.2;

"INVISION"                             INVISION AG, Neuhofstrasse 4, 6341
                                       Baar;

"IPO PUT PRICE"                        the IPO PUT PRICE defined in Sec. 2.4.2;

"MAKE WHOLE PAYMENT"                   the MAKE WHOLE PAYMENT defined in
                                       Sec. 2.4.2;

"MARKET PRICE"                         the MARKET PRICE defined in Sec. 2.4.3;

"NOTICE"                               the NOTICE defined in Sec. 2.3.3;

"OFFERED CONSIDERATION
 SHARES"                               the OFFERED CONSIDERATION SHARES
                                       defined in Sec. 2.3.3;

"OFFEROR"                              the OFFEROR defined in Sec. 2.3.3;

"outstanding"                          in respect of COMPANY SHARES, the
                                       issued COMPANY SHARES less the
                                       COMPANY SHARES held in treasury;

"PARTY"                                ENTRUST and/or the SELLER, as defined
                                       on the first page;


                                      (iv)

"PRICE ADJUSTMENT"                    the PRICE ADJUSTMENT, as defined in
                                      Sec. 1.4.;

"PRINCIPAL MARKET"                    the PRINCIPAL MARKET defined in Sec.
                                      2.4.3;

"PUBLIC OFFERING"                     the PUBLIC OFFERING defined in Sec.
                                      2.3.6;

"PURCHASE PRICE"                      the total consideration paid by ENTRUST
                                      for the SHARES, as defined in Sec. 1.2.;

"PUT RIGHT"                           the PUT RIGHT defined in Sec. 2.4.1;

"PUT SHARES"                          the PUT SHARES defined in Sec. 2.4.1;

"REGULATION S"                        the REGULATION S defined in Sec. 4.1.1.;

"SECURITIES ACT"                      the U.S. Securities Act of 1933, as
                                      amended;

"SELLER" [Name], [Address], as defined on the first page;

"SHARES"                              the COMPANY SHARES sold by the SELLER
                                      pursuant to Sec. 1.1.;

"SIGNING"                             the SIGNING of this AGREEMENT;

"STANDARD PUT PRICE"                  the STANDARD PUT PRICE defined in
                                      Sec. 2.4.1;

"WATERMARK COMPANY"                   the WATERMARK COMPANY defined in
                                      Sec. 7.4.;



                                       (v)

1.     Sale and Purchase

1.1.   Object of the Sale

ENTRUST purchases from the SELLER, and the SELLER sells to ENTRUST [___] COMPANY SHARES ("the SHARES") pursuant to the terms and conditions of this AGREEMENT.

1.2.   Amount of Purchase Price

The PURCHASE PRICE shall be composed of (i) the BASIS PRICE and, if any, the PRICE ADJUSTMENT, provided, however, that such PRICE ADJUSTMENT shall be due only if, within 90 days after CLOSING, ENTRUST obtains directly or through the COMPANY 100 % of the COMPANY SHARES. The right of the SELLER to the PRICE ADJUSTMENT expires at midnight on the 90th day after CLOSING.

1.3.   Basis Price

The BASIS PRICE shall be paid to the Seller at CLOSING in (i) USD [____]-- and
(ii) [____] CONSIDERATION SHARES, valued at USD 58.30 each pursuant to Sec.
2.1.1.

1.3.1. Notwithstanding the previous Sec. 1.3.1., [____] out of the [_____] CONSIDERATION SHARES shall be placed into ESCROW pursuant to Sec 1.5.

1.4. Price Adjustment

1.4.1. The PRICE ADJUSTMENT, if any, shall be composed of [___] CONSIDERATION SHARES.

1.4.2. The PRICE ADJUSTMENT, if any, shall be paid to the SELLER within 10 business days after ENTRUST obtains directly or through the COMPANY 100 % of the COMPANY SHARES. The CONSIDERATION SHARES composing the PRICE ADJUSTMENT shall be paid to the SELLER in accordance with the SELLER's instructions. If the conditions for the payment of the PRICE ADJUSTMENT are already fulfilled at CLOSING, the payment of the PRICE ADJUSTMENT shall take place at the later (i) of CLOSING or (ii) five business days following the receipt by ENTRUST of the share purchase AGREEMENTS for all outstanding COMPANY SHARES.

1.5.   Escrow

1.5.1. The [____] CONSIDERATION SHARES held in ESCROW pursuant to Section 1.3.1. shall be delivered to, kept and/or released by the ESCROW AGENT pursuant to the ESCROW AGREEMENT. The CONSIDERATION SHARES and any cash proceeds from the sale of such CONSIDERATION SHARES whilst held in

ESCROW pursuant to Sec. 1.5.4 hereof shall be deposited by the ESCROW AGENT in a Swiss bank of international standing and reputation.

1.5.2. [Intentionally omitted pursuant to waiver letter of ENTRUST]

(a)    [Intentionally omitted pursuant to waiver letter of ENTRUST]

(b) during a period of 24 months after CLOSING, the number of CONSIDERATION SHARES held in escrow shall not be reduced to less than [___] CONSIDERATION SHARES, or to such amount as adjusted to account for a MAKE WHOLE PAYMENT pursuant to Sec. 2.4.2 hereof.

1.5.3. The CONSIDERATION SHARES held in escrow pursuant to Sec. 1.5.2(b) shall be kept for a period of 24 months following CLOSING as a security for claims of ENTRUST in connection with claims based on the representations and warranties of Sec. 4 and 5 and on the covenants of Sec. 7.1.1 and 7.1.2.

1.5.4. CONSIDERATION SHARES held in ESCROW may not be sold. Notwithstanding the previous sentence, CONSIDERATION SHARES held in ESCROW only on the basis of Sec. 1.5.2(b) can be sold, provided, however, that during the 24-months period following CLOSING, or thereafter if the duration of the ESCROW is extended in connection with any warranty claim of ENTRUST, the transfer of such CONSIDERATION SHARES to the acquirer shall be valid and shall take place only if the cash consideration to be received by the SELLER is placed into escrow in lieu of the CONSIDERATION SHARES.

1.5.5. Variations in the price of the CONSIDERATION SHARES shall not cause any variation in the number of CONSIDERATION SHARES to be put in ESCROW.

1.5.6. The specific terms and conditions of the ESCROW AGREEMENT are reserved.

2.     Consideration Shares

2.1.   Value of Consideration Shares

2.1.1. For the purpose of the conversion of any amount expressed in USD into a certain number of CONSIDERATION SHARES or vice-versa, each CONSIDERATION SHARE shall be deemed to be worth USD 58.30 (or, after CLOSING, such other amount as adjusted for stock splits, stock dividends and other recapitalizations taking place after CLOSING). Fractions of CONSIDERATION SHARES shall be rounded to the nearest whole number, and the difference paid or deducted from amounts otherwise payable in cash, as the case may be.

2.1.2. If ENTRUST calls upon the ESCROW as a security in connection with a DEFECT, the actual market value of the CONSIDERATION SHARES, and not the value set pursuant to the previous Sec. 2.1.1. shall determine the number of CONSIDERATION SHARES to be attributed to ENTRUST.

2.2.   Restrictions on Transfer

2.2.1. The CONSIDERATION SHARES are restricted securities. They are the object of the representations and warranties of Sec. 4.2 and of the covenants of Sec. 6.3.

2.2.2. Notwithstanding the SELLER's ability to resell CONSIDERATION SHARES under United States or other securities laws, any sale or other disposition of any of the CONSIDERATION SHARES by the SELLER, other than according to the provisions of Sections 2.2.3, 2.3 or 2.4 below, shall be void and transfer no right, title, or interest in or to any of such CONSIDERATION SHARES to the purported transferee.

2.2.3. The SELLER may sell, assign or transfer CONSIDERATION SHARES to his spouse or children or to a trust established for the benefit of his spouse, children or himself, or dispose of them under his will, without compliance with
Section 2.3, provided, however, that such transferee will be subject to the same contractual transfer restrictions as the SELLER.

2.3.   Right of First Refusal

2.3.1. If the SELLER desires to sell, transfer or otherwise dispose of any of his CONSIDERATION SHARES, or of any interest in such CONSIDERATION SHARES, whether voluntarily or by operation of law, in any transaction other than pursuant to Section 2.2.3. or 2.4 of this Agreement, the SELLER shall first deliver written notice of his desire to do so (the "NOTICE") to ENTRUST in the manner prescribed in Section 8.5 of this Agreement. The NOTICE must specify: (i) the name and address of the party to which the SELLER proposes to sell or otherwise dispose of the CONSIDERATION SHARES or an interest in the CONSIDERATION SHARES (the "OFFEROR"), (ii) the number of CONSIDERATION SHARES the SELLER proposes to sell or otherwise dispose of (the "OFFERED CONSIDERATION SHARES"), (iii) the consideration per SHARE to be delivered to the SELLER for the proposed sale, transfer or disposition, and (iv) all other material terms and conditions of the proposed transaction.

2.3.2. ENTRUST shall have the first option to purchase all but not less than all of the OFFERED CONSIDERATION SHARES for the consideration per SHARE and on the terms and conditions specified in the NOTICE. ENTRUST must exercise such option, no later than 15 days after such NOTICE is deemed to have been delivered to it under Section 8.5, by written NOTICE to the SELLER, provided, however, that such deadline will be extended to 30 days if the number of OFFERED CONSIDERATION SHARES exceeds 50'000.

2.3.3. In the event ENTRUST duly exercises its option to purchase the OFFERED CONSIDERATION SHARES, the closing of such purchase shall take place at the offices of the COMPANY, or at any other place mutually agreed between the PARTIES five (Swiss) business days after the expiration of deadline for the exercise of the right of first refusal pursuant to Section 2.3.2. above. If ENTRUST does not exercise its option to purchase the CONSIDERATION SHARES, the closing of the sale must take place in accordance with the terms and conditions specified in the NOTICE no later than 60 days after the expiration of the option of ENTRUST.

2.3.4. To the extent that the consideration proposed to be paid by the OFFEROR for the OFFERED CONSIDERATION SHARES consists of property other than cash or a promissory note, the consideration required to be paid by ENTRUST may consist of cash equal to the value of such property, as determined in good faith by agreement of the SELLER and ENTRUST.

2.3.6. The right of first refusal of ENTRUST set forth in this Section 2.3 shall terminate upon the closing of ENTRUST's initial public offering of Series A Common Stock pursuant to an effective registration statement under the SECURITIES ACT (a "PUBLIC OFFERING").

2.4.   Put Option and Make Whole Payment

2.4.1. If ENTRUST's Series A Common Stock is not listed on a United States national securities exchange, the Nasdaq Stock Market or another U.S. nationally recognized exchange or trading system on the first anniversary of CLOSING (the "FIRST ANNIVERSARY"), and the SELLER is the beneficial owner of CONSIDERATION SHARES as of the FIRST ANNIVERSARY, then the SELLER shall have 15 days to give written notice to ENTRUST of its intention, if any, to sell to ENTRUST (the "PUT RIGHT"), all, but not less than all, of the CONSIDERATION SHARES owned by the SELLER (including any CONSIDERATION SHARES to be released from escrow on the FIRST ANNIVERSARY but excluding any CONSIDERATION SHARES remaining in escrow after the FIRST ANNIVERSARY) (the "PUT SHARES"). If the SELLER exercises its PUT RIGHT, the SELLER agrees to sell the PUT SHARES to ENTRUST, and ENTRUST agrees to purchase the PUT SHARES from the SELLER, at a price of USD $58.30 (subject to adjustment for stock dividends, stock splits and other recapitalizations) (the "STANDARD PUT PRICE"). The PUT RIGHT is subject to the following:

(a)  [Intentionally omitted pursuant to waiver letter of ENTRUST]

(b) the payment of the STANDARD PUT PRICE against the delivery of the PUT SHARES shall be made in three equal quarterly installments beginning within 5 (Swiss) business days after ENTRUST has received notice of exercise of the PUT RIGHT.

2.4.2. If ENTRUST's Series A Common Stock is listed on a United States national securities exchange, the Nasdaq Stock Market or another U.S. nationally recognized exchange or trading system prior to the FIRST ANNIVERSARY, and the MARKET PRICE is less than USD $48.30 (subject to adjustment for stock dividends, stock splits and other recapitalizations) (the "IPO PUT PRICE"), then ENTRUST shall make an additional payment per CONSIDERATION SHARE, in cash or in shares of its Series A Common Stock (the choice of either form being at the sole discretion of ENTRUST), to the SELLER equal to the difference between the IPO PUT PRICE and the MARKET PRICE (the "MAKE WHOLE PAYMENT"), subject to the following provisions:

(a)  [Intentionally omitted pursuant to waiver letter of ENTRUST]

(b) ENTRUST agrees to deliver the MAKE WHOLE PAYMENT pursuant to the instructions of the SELLER within 10 Swiss business days after the end of the relevant period for the determination of the MARKET PRICE pursuant to Sec. 2.4.3 hereinafter.

(c) Notwithstanding the previous paragraph and Sec. 1.5.5, any MAKE WHOLE PAYMENT made in connection with any CONSIDERATION SHARES held in escrow pursuant to Sec. 1.5 shall be placed by ENTRUST into ESCROW and shall be held and released like the CONSIDERATION SHARES it relates to.

2.4.3. MARKET PRICE means the average of the closing sale price of ENTRUST's Series A Common Stock on the principal United States securities exchange or trading market for such stock (the "PRINCIPAL MARKET") for the ten (10) trading days beginning on the first day of trading of such stock on the PRINCIPAL MARKET.

3.   Closing

3.1. Conditions Precedent

CLOSING is subject to the following conditions precedent:

(a)  the approval of the AGREEMENT by the board of directors of the COMPANY;

(b) the approval of the AGREEMENT by the stockholders and the board of directors of ENTRUST;

(c) the share purchase agreements with Dr. Rainer Rueppel and Invision AG concerning the sale of all their COMPANY SHARES to ENTRUST have come into force; and

(d) the Watermark intellectual property has been transferred to the WATERMARK COMPANY pursuant to Sec. 7.4. prior to CLOSING.

3.2. Completion of the sale

3.2.1. The sale and purchase of the SHARES will be completed at the offices of Bar & Karrer, Seefeldstrasse 19, 8008 Zurich, at the latest on 8 June 1998 ("CLOSING").

3.2.2. At CLOSING, the SELLER shall produce and deliver to ENTRUST:

(a)  share certificates endorsed to ENTRUST representing the SHARES;

(b) share certificates endorsed to the COMPANY representing the COMPANY SHARES held in treasury by the COMPANY as of CLOSING;

(c) the original of the minutes of the board of the COMPANY authorizing the transfer of the SHARES to ENTRUST;

(d) the original share register of the Company (Art. 686 CO), duly signed by the board of directors, and bearing ENTRUST as shareholder for the SHARES, without any restriction or limitation; and

(e)  the resignation letter of Dr. Markus Kroll and of Mr. Peter Titz.

3.2.3. At CLOSING, ENTRUST shall, on its part, deliver to the SELLER:

(a) a certificate of the Secretary evidencing the decision of the BOARD of ENTRUST approving this AGREEMENT;

(b) an original and irrevocable promise by a bank of international standing and reputation to pay the BASIS PRICE, and, if due at CLOSING, the PRICE ADJUSTMENT or, at the election of ENTRUST, a bank check drawn on a bank of international standing and reputation and issued for the same amount;

(c) stock certificates registered in the name of the SELLER for the number of CONSIDERATION SHARES;

(d) a receipt issued by the ESCROW AGENT as proof that the CONSIDERATION SHARES to be delivered to the ESCROW AGENT at CLOSING pursuant to Sec. 1.5.1 have been placed into ESCROW.

3.3. Transfer of Risks

The risks and profits relating to the SHARES and to the COMPANY shall pass to ENTRUST at CLOSING.

4.   Representations of Seller

Subject to the disclosure made in the Disclosure Letter (Exhibit DIL) and to the provisions of Sec. 5 below, the SELLER makes the following representations, which truly and accurately reflect the factual and legal situation as of the date of this AGREEMENT.

4.1.   With Respect to US Securities Regulations

4.1.1. With respect to the CONSIDERATION SHARES issued to and acquired by the SELLER hereunder, the SELLER represents and warrants as follows:

(a) The SELLER will be acquiring the CONSIDERATION SHARES for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of such CONSIDERATION SHARES in violation of the SECURITIES ACT or any rule or regulation under the SECURITIES ACT.

(b) The SELLER has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the CONSIDERATION SHARES and to make an informed investment decision with respect to such investment.

(c) The SELLER is not a "U.S. person" (as defined in Regulation S under the SECURITIES ACT ("REGULATION S").

(d) The SELLER understands and acknowledges that (i) the CONSIDERATION SHARES, if and when issued, will be "restricted securities" under Rule 144 of the SECURITIES ACT and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. person unless such securities are registered under the SECURITIES ACT or such offer or sale is made pursuant to an exemption from the registration requirements of the SECURITIES ACT, (ii) the CONSIDERATION SHARES are being distributed by ENTRUST pursuant to the terms of REGULATION S, which permits securities to be sold to non-U.S. persons in "offshore transactions" (as defined in REGULATION S), subject to certain terms and conditions, and (iii) hedging transactions involving the CONSIDERATION SHARES may not be conducted unless in compliance with the SECURITIES ACT.

(e)  The SELLER has signed this AGREEMENT outside the United States.

4.1.2. The following are definitions contained in REGULATION S as in effect on the date of this Agreement:

(a)  "U.S. person" means:

     (i)    Any natural person resident in the United States;

     (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

     (iii)  Any estate of which any executor or administrator is a U.S. person;

     (iv)   Any trust of which any trustee is a U.S. person;

     (v)    Any agency or branch of a foreign entity located in the United
            States;

     (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

     (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

     (viii) Any partnership or corporation if:

     -    Organized or incorporated under the laws of any foreign jurisdiction;
          and

     - Formed by a U.S. person principally for the purpose of investing in securities not registered under the SECURITIES ACT, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the SECURITIES ACT) who are not natural persons, estates or trusts.

(b)  The following are not "U.S. persons":

     (i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

     (ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

     - An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

     -     The estate is governed by foreign law;

     (iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

     (iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

     (v) Any agency or branch of a U.S. person located outside the United States if:

     -     The agency or branch operates for valid business reasons; and

     - The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

     (vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank,
          the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

     (c) "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

4.2.   With Respect to the SHARES and the COMPANY's Capital

4.2.1. The SHARES have been duly issued and are fully paid in. They are free of any pledge, charge, encumbrances, or restrictions of any kind or nature.

4.2.2. The SELLER has good and valid title to the SHARES and he may freely dispose of such SHARES without any limitation or restriction of any kind or nature.

4.2.3. The COMPANY has a an issued share capital of CHF 400'000.-- composed of 40'000.--fully paid in registered shares with a nominal value of CHF 10.-- each. 8'000 of said registered shares are preferred shares. In addition to the issued share capital, the COMPANY has a conditional capital of CHF 50'000.-- for 5'000 registered shares with a par value of CHF 10.-- each. The COMPANY has no other issued, authorized or conditional equity.

4.2.4. There are no subscription rights, options, warrants, offers or other commitments outstanding, which would oblige the COMPANY to issue any new COMPANY SHARES or to transfer such COMPANY SHARES. Any such rights, options or offers disclosed to ENTRUST in the due diligence have extinguished without affecting the representation made under Sec. 4.2.3 above.

4.2.5. No prior issue, payment, contribution, sale, redemption, or transfer in respect of the SHARES, has given or may give rise to any right, claim or action against the COMPANY or ENTRUST.

4.3.     With Respect to the COMPANY

4.3.1.   Existence, Good Standing, and Records

4.3.1.1. The excerpt from the Commercial Register and the articles of association in Exhibit DIL are current, true, and complete.

4.3.1.2. The minutes of the shareholders' and of the board of directors' meetings listed in Exhibit DIL contain a complete, true and accurate record of all such meetings over the period mentioned therein.

4.3.1.3. To the extent that the COMPANY carries business outside of Switzerland, it is presently in good standing and having the necessary licenses and permits to carry on its business in these jurisdictions.

4.3.1.4. The COMPANY has no subsidiary, and has no participation in any other entity, except for its participation in Swiss Security Service Laboratory AG, Solothurn.

4.3.2.   Accounts

4.3.2.1. The accounts attached in Exhibit DIL, including the first quarter results submitted to ENTRUST, comply with the requirement of the Swiss Code of Obligations, and have been prepared in accordance with accounting principles and practices generally accepted in Switzerland.

4.3.2.2. Subject to the applicable accounting principles, the audited accounts as of 31 December 1997 (the "Accounts"), as well as the first quarter results, as per the date they were established:

(a) set forth without overestimation the capital, reserves, assets, and profits of the COMPANY;

(b)  fully provide for all bad or doubtful claims and receivables;

(c) fully provide for all liabilities, including contingent liabilities, or disclose them in the notes; and

(d) are not affected (except as disclosed in the Accounts) by any extraordinary or exceptional event, circumstance or item.

4.3.2.3. The accounts of the COMPANY for each financial year since its creation have been consistently approved, without any qualification or restriction of any kind, by the statutory auditors of the COMPANY.

4.3.2.4. The accounting records of the COMPANY are up to date and contain complete and accurate details of all transactions of the COMPANY in compliance with Art. 662 et seq. and 957 et seq. CO.

4.3.2.5. The COMPANY's records' systems and information, and the means of access to them, are under the COMPANY's direct control.

4.3.2.6. There was no distribution of, nor any decision or commitment to distribute any dividend in whatever form for the financial year ending on 31 December 1997. The spin-off of the WATERMARK BUSINESS pursuant to Sec. 7.4. is reserved.

4.3.2.7. ENTRUST is aware that the first quarter results do not contain the accrued bonus payments for the first quarter of 1998, since the bonus payment, if any, shall be decided at the end of the year. Said bonus payments are to be made pursuant to the provisions of the employment agreements disclosed to ENTRUST.

4.3.2.8. The issue prospectus dated 22 May 1998, including the financial statements contained therein, constitutes full, true and plain disclosure of all material facts relating to the COMPANY as of such date. The issue prospectus contains no untrue statement of material facts, and the financial figures contained in the issue prospectus are based on the same principle as those applied for the establishment of the Accounts, as represented above in this Sec. 4.3.2.

4.3.3.   Financing

4.3.3.1. The COMPANY has not made nor entered into any contract to make any loan to any person or other arrangement whereby it is or may be owed any money other than trade debts incurred in the ordinary course of business.

4.3.3.2. The COMPANY is not entitled to the benefit of any debt otherwise than as the original creditor and has not factored or discounted any debt or agreed to do so.

4.3.3.3. All of the accounts receivable which are reflected in the Accounts as owed to the COMPANY (apart from bad and doubtful debts to the extent to which they have been provided for in the Accounts) or which have subsequently been recorded in the books of COMPANY have realized or are reasonably expected to realize in the normal course of collection and within three months of CLOSING their full value as included in the Accounts, after deduction of any provision for bad debts.

4.3.3.4. ENTRUST is aware that some employees may have an overdraft with the COMPANY, such overdraft being in aggregate of no more than CHF 50'000.--.

4.3.4.   Technical characteristics

4.3.4.1. The quality of the COMPANY'S source code base in terms of security design, documentation, performance, stability and reliability including year 2000 compliance is sufficient to carry on the business of the COMPANY as currently contemplated, subject, however, to (i) the ongoing improvements and developments made in the ordinary course of the COMPANY's business, and (ii) unforeseen external market and technology developments.

4.3.5.   Intellectual property

4.3.5.1. The COMPANY owns, or is licensed or otherwise possesses a right to use, all INTELLECTUAL PROPERTY (as defined below) used in the operation of its business or necessary for the operation of its business as currently conducted, except as otherwise disclosed in Exhibit IPR. The COMPANY has taken reasonable measures to protect the proprietary nature of trade secrets and confidential information (as defined below) that it owns or uses. Except as disclosed in Exhibit IPR, the Company has not granted any rights to any of the INTELLECTUAL PROPERTY owned by the COMPANY (other than any rights in any INTELLECTUAL PROPERTY not owned by the COMPANY that constitutes commercially available software generally available to the public) to any person or business entity. To the SELLER's knowledge, no other person or business entity is infringing, violating or misappropriating any of the INTELLECTUAL PROPERTY that the COMPANY owns. The COMPANY has acquired all rights to INTELLECTUAL PROPERTY developed or held by any employees (within the scope and term of his employment or otherwise relating to the current or proposed business of the COMPANY) or third parties who developed INTELLECTUAL PROPERTY for the COMPANY and no outstanding claims for the payment of any purchase price or indemnity in respect of such INTELLECTUAL PROPERTY is threatened or outstanding, except as disclosed in Exhibit IPR.

4.3.5.2. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation in part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (B) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) computer software, data and documentation; (E) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (F) other proprietary rights relating to any of the foregoing and
(G) copies and tangible embodiments thereof.

4.3.5.3. None of the activities or business conducted by the COMPANY infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any INTELLECTUAL PROPERTY rights of any other person or business entity, except as disclosed in Exhibit IPR. The COMPANY has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and, to SELLER's knowledge, there is no basis for any such complaint, claim or notice.

4.3.5.4. Exhibit IPR identifies each (a) patent or registration that has been issued to the COMPANY with respect to any of its INTELLECTUAL PROPERTY, (b) pending patent application or application for registration that the COMPANY has made with respect to any of its INTELLECTUAL PROPERTY and (c) license or other agreement pursuant to which the COMPANY has granted any rights to any third party with respect to any of its INTELLECTUAL PROPERTY. The COMPANY has delivered to ENTRUST or its advisors correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has specifically identified and made available to ENTRUST or its advisors correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. With respect to each item of INTELLECTUAL PROPERTY that the COMPANY owns, except as provided in Exhibit IPR:

(a)  the COMPANY possesses all right, title and interest in and to such item;

(b) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

(c) the COMPANY has not agreed to indemnify any person or business entity for or against any infringement, misappropriation or other conflict with respect to such item.

4.3.5.5. The COMPANY has supplied ENTRUST or its advisors with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the COMPANY uses such INTELLECTUAL PROPERTY, all of which are annexed in Exhibit IPR. To the SELLER's knowledge and with respect to each such item of INTELLECTUAL PROPERTY, except as otherwise disclosed in
Exhibit IPR:

(a) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the COMPANY, and is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto;

(b) neither the COMPANY nor any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the COMPANY or by any such other party, or permit termination, modification or acceleration thereunder;

(c) the underlying item of INTELLECTUAL PROPERTY is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the COMPANY is a party or has been specifically named, nor subject to any other outstanding judgment, order, decree, stipulation or injunction;

4.3.5.6. With respect to each such item of INTELLECTUAL PROPERTY except as otherwise disclosed in Exhibit IPR:

(a) the COMPANY has not agreed to indemnify any person or business entity for or against any interference, infringement, misappropriation or other conflict with respect to such item; and

(b) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement by the terms thereof or the terms of any other agreement or arrangement with the other party or parties thereto.

4.3.5.7. The SELLER warrants to the best of its knowledge that the COMPANY has taken and plans to take up to the year 2000 all reasonable measures up to then known as state of the art to ensure that its software products are designed to perform, and will perform correctly at all times prior to, during and after the calendar year 2000, all functions, calculations, sequencing, displays and other processing of calendar dates and date-related data without error or degradations in performance, specifically including any error relating to, or the product of, date data which represent different centuries or more than one century.

4.3.6.   Insurances

4.3.6.1. Exhibit DIL lists all private insurance contracts concluded by the COMPANY.

4.3.6.2. All premiums due in relation to the COMPANY's insurances have been paid, and nothing has been done or omitted to be done which would make any policy of insurance of the COMPANY void or voidable or which is likely to result in an increase in premium or which would release any insurer from any of its obligations under any policy of insurance of the COMPANY.

4.3.6.3. There is no insurance claim pending or outstanding and there are no circumstances likely to give rise to any such claim.

4.3.7.   Customers and Suppliers

4.3.7.1. To the SELLER's best knowledge, none of the current COMPANY's customers or suppliers intends or has threatened to cease or alter their business with the COMPANY. The SELLER is not aware of the existence of any formal change of control clause in any material contract with any customer or supplier of the COMPANY, other than as might be contained in the contracts listed in Exhibit DIL and provided to ENTRUST. The SELLER has not made and is not expected to make any investigations as to the intents of the COMPANY's suppliers and customers.

4.3.7.2. Neither the COMPANY nor the SELLER has made extraordinary promises, commitments or assurances, whether oral or written, express or implied, to the effect that the COMPANY will or may:

(a) offer future price reductions, concessions or other special terms to any customer of the COMPANY;

(b) accept future price increases or additional charges or other special terms to any supplier of the COMPANY; or

(c) be liable to the payment of any liquidated damages, penalties or similar liabilities.

4.3.7.3. There is no assumed contract which the SELLER can reasonably foresee that will result in any material loss upon performance thereof by the COMPANY after CLOSING.

4.3.8.   Employees

4.3.8.1. Exhibit DIL accurately lists the name, position, and current annual compensation of each employee of the COMPANY. The employment agreements with the key-employees enclosed in Exhibit DIL are true and correct and fully in force.

4.3.8.2. None of the key-employees has notified the COMPANY of its intent to terminate employment or is expected to terminate employment. With the exception of military service and regular vacations, no such key-employee is absent from work on disability or other leave or has notified the COMPANY of intent to take any such leave. ENTRUST is aware of a possible termination of the contract with Mr. Herrigel as well as of the absence of Mr Wildhaber for education purposes (for an aggregate amount of about 15 days).

4.3.8.3. All salaries, bonuses or other compensation of any kind and nature have been timely paid to the COMPANY's employees.

4.3.9.   Pensions and social security contributions

4.3.9.1. The COMPANY has paid all contributions it is required to make by law or by agreement with its employees, with any labor organization, or with any insurance company with respect to pensions and social security, and especially all contributions to the AHV / IV, ALV and SUVA.

4.3.9.2. The COMPANY complies with all legal obligations with respect to its employees' pensions and social security.

4.3.10. Litigation

4.3.10.1. To the knowledge of the SELLER, there are no suits, arbitrations, administrative or other proceedings (including debt collection proceeding or other insolvency proceedings) in any matter subject to private or to public law, pending, threatened against or otherwise affecting the COMPANY.

4.3.10.2. The COMPANY is not subject to any judgement, order or decree which has affected or may affect its business.

4.3.11.   Taxes

4.3.11.1. The COMPANY has filed all tax returns and withheld and paid or discharged all taxes, assessments and penalties due and payable , and there is no further liability for any such taxes and no interests or penalties accrued or accruing with respect thereto.

4.3.11.2. All tax returns of the COMPANY are accurate and complete. To the SELLER's best knowledge, no audit of any tax return of the COMPANY is pending or proposed. There is no fact, circumstance, organizational structure, act or event which could give rise to any claim of tax underpayments, penalties, or disqualifications of any tax status of the COMPANY for prior years, which have not been discharged of or provisioned for.

4.3.11.3. For the tax period ending on 31 December 1997, the tax returns can be filed on the basis of the accounts for the business year 1997 as attached in Exhibit DIL. There are no outstanding agreements or waivers extending any period of limitation applicable to any tax return of the COMPANY. Notwithstanding the previous sentence, the COMPANY has received an extension of the filing of the tax return for 1997, since the COMPANY has just received the audit report in relation to the 1997 figures.

4.3.11.4. There are no disputes as to taxes nor any tax liens, whether existing or threatened, on any assets as well as on any income or expense item of the profit and loss statement of the COMPANY.

4.3.11.5. The words "tax" and "taxes" in this AGREEMENT mean all taxes, however denominated, including interest, penalties, and other additions to taxes that may become payable in respect thereof, imposed by the state, the cantons, the municipalities or by any other agency or political subdivision, such as income taxes and capital taxes due on the basis of taxable profit and taxable capital as declared in the tax returns, or other taxes (for example VAT) due on the basis of a filed tax return, as well as all other taxes, including but not limited to taxes due on the basis of an adjustment of figures as declared in tax returns filed with the tax authorities or due on the basis of an adjustment of a provisional or final assessment from whatever authority and for whatever reason.

4.3.12. Events since Accounting Date and since end of Q1

4.3.12.1. Since 31 December 1997, respectively since 31 March 1998:

(a) the business of the COMPANY has been carried on in the ordinary and normal course;

(b) there has been no material adverse change in the financial or market position of the COMPANY, including any such change in respect of turnover, profits, margins of profitability, liabilities (actual or contingent) or expenses of the COMPANY; and

(c) there has been no substantial and abnormal change in the basis or terms on which clients or suppliers are prepared to do business with the COMPANY.

4.3.12.2. The spin-off of the Watermark business pursuant to Sec. 7.4 is excluded from the representations made in this Sec. 4.3.12.

4.3.13. Effect of the transaction

4.3.13.1. To the SELLERS' best knowledge the customers and suppliers of the COMPANY have not been informed that the control over the COMPANY may be sold to ENTRUST. The SELLER is not aware of any formal notification that the execution or CLOSING of this AGREEMENT and of the change of control will lead to the termination of the relationship between the COMPANY and its normal customers or suppliers. ENTRUST has been made aware that it might be preferable to maintain the name of the COMPANY and the Swiss character of the COMPANY to avoid negative impacts on the relationship with the COMPANY's customers and suppliers.

4.3.13.2. The execution of the AGREEMENT and the observance and performance of its provisions by the SELLER, including the spin-off of the WATERMARK business, will not:

(a) result in a breach of any contract, law, regulation, order, judgement, injunction, undertaking, decree or other like imposition to or by which the COMPANY is a party or is bound, or entitle any person to terminate or avoid any contract to which the COMPANY is a party, or have any material effect on any such contract;

(b) result in the loss or impairment of or any default under any license, authorization or consent required by the COMPANY for the purposes of its business;

(c) result in the creation, imposition, crystallization or enforcement of any encumbrance whatsoever on any of the assets of the COMPANY;

(d) result in any present indebtedness of the COMPANY becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of the COMPANY being withdrawn; or

(e) result in any grant or subvention to the COMPANY, in connection with any research, development, or consulting project being cancelled or claimed back;

4.3.13.3. There is no contract to which the COMPANY is party which formally depends on the continuation of the connection (whether as an officer of the COMPANY or otherwise) of any person with the COMPANY.

4.3.13.4. Notwithstanding the intended generality of the above, the representations made in this Sec. 4.3.13 are limited by the specific qualifications made in this agreement (e.g. in Sec. 4.3.7.1) and by the general principles governing the liability of the SELLER and laid down in Sec. 5.4.

4.3.14. Other material items

To the SELLER's best knowledge there is no fact, contractual or legal obligations, which has or may have a material adverse effect on the value of the COMPANY, and which, if known to ENTRUST prior to the date of this AGREEMENT, could have caused ENTRUST not to enter into this AGREEMENT.

5.   Warranty Claims Against Seller

5.1. Subject to the provisions of this AGREEMENT, the SELLER shall be liable to ENTRUST for any breach of the representations made in Sec. 4 above (a "DEFECT"), and shall indemnify and hold ENTRUST (or at the option of ENTRUST, the COMPANY) harmless against any damage incurred by ENTRUST or by the COMPANY, unless ENTRUST was aware of the DEFECT at SIGNING.

5.2. In order to account for the effective participation of the SELLER in the COMPANY's capital, the liability of the SELLER for the damage caused by the DEFECT shall be reduced to 0.986 % of the damage, unless such damage affects directly the SHARES.

5.3. For the purpose of any claim for the reduction of the PURCHASE PRICE in connection with any DEFECT, such DEFECT shall be deemed to affect pro rata the value of the SHARES in the same manner as it affects the value of the COMPANY. The hypothetical value of the SHARES without the DEFECT shall be deemed to be equal to the PURCHASE PRICE, or, if no PRICE ADJUSTMENT was payable, to the BASIS PRICE.

5.4. ENTRUST shall notify the SELLER in writing of any DEFECT no later than 45 days after ENTRUST has become aware of such DEFECT. ENTRUST shall not be deemed to have been aware of, or to have accepted any DEFECT, unless such DEFECT has been clearly disclosed by the COMPANY (i) in the course of the due diligence or
(ii)
in the documents and information provided to ENTRUST and listed in the answers to the due diligence questionnaire dated 10 May 1998, as attached in Exhibit DIL. The requirement that ENTRUST examine the object of the sale after CLOSING pursuant to Art. 201 CO is waived.

5.5. The claims of ENTRUST in connection with any DEFECT shall be subject to a statute of limitation of 24 months after CLOSING and of one year after the notification of the DEFECT by ENTRUST pursuant to Sec. 5.2., provided, however, that claims raised in connection with taxes for any given tax period shall expire one year after the final assessment for such tax period.

5.6. No claim may be raised against the SELLER in connection with any DEFECT, unless the aggregate amount of the damage claimed by ENTRUST against the SELLER and/or any other person in connection with DEFECTS exceeds CHF 100'000.--. The maximum aggregate amount of warranty claims against the SELLER shall be limited to 0.986 % of CHF 15'000'000. If a DEFECT affects only the value of the SHARES, without any damage for the COMPANY, the claim of ENTRUST shall be limited to the PURCHASE PRICE paid.

5.7.   A rescission of the sale of the SHARES is excluded.

6.     Representations of Entrust

6.1.   Good Standing and Authority
6.1.1. ENTRUST is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, United States of America, and has requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this AGREEMENT and to consummate the transactions contemplated hereby.

6.1.2. The execution and delivery of this AGREEMENT by ENTRUST, and the consummation by ENTRUST of all transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of ENTRUST.

6.2. Consideration Shares

All CONSIDERATION SHARES will be, when issued in accordance with this AGREEMENT, duly authorized, validly issued, fully paid and nonassessable.

6.3. Capitalization

6.3.1. As of the date of this AGREEMENT, the authorized capital stock of ENTRUST consists of (a) 15'000'000 shares of Series A Common Stock, USD .01 par value per share, of which approximately 5'078'010 shares are issued and outstanding,
(b) 260'000 shares
of Series B Common Stock, USD .01 par value per share, of which 221'052 shares are issued and outstanding, (c) 260'000 shares of Series B Non-Voting Common Stock, of which 38'948 shares are issued and outstanding, (d) 2'500'000 shares of Special Voting Stock, USD .01 par value per share, of which 1'925'000 shares are issued and outstanding, and (e) 500'000 shares of Preferred Stock, USD .01 par value per share, none of which shares are issued or outstanding. ENTRUST's Series A Common Stock. 6.3.2. In addition to the issued stock of ENTRUST, as of the date of this AGREEMENT, ENTRUST has reserved 1'857'230 shares of Series A Common Stock for issuance pursuant to the 1996 Stock Incentive Plan. ENTRUST anticipates reserving additional Series A Common Stock for issuance pursuant to the 1996 Stock Incentive Plan or similar plan.

6.3.3. The capital stock table of ENTRUST attached hereto as Exhibit CAP shows the approximate fully diluted capital structure of ENTRUST at CLOSING.

6.3.4. As a holder of CONSIDERATION SHARES, the SELLER shall have the same rights, preferences and privileges as the other holders of ENTRUST's Series A Common Stock.

6.4. Governmental Consents

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any US GOVERNMENTAL AUTHORITY is required on the part of ENTRUST in connection with the execution and delivery of this AGREEMENT, the offer, issuance, sale and delivery of the CONSIDERATION SHARES, or the other transactions to be consummated at the CLOSING, as contemplated by this AGREEMENT.

6.5. Warranty Claims Against Entrust

6.5.1. Warranty claims in connection with a breach of the representations of ENTRUST made under Sec. 6.1 to 6.3 are subject to the following limitations:

(a) The claims shall be capped at USD 10.-- per CONSIDERATION SHARE, i.e. the difference between the agreed upon price per CONSIDERATION SHARE of USD
     58.30 and the price of USD 48.30 guaranteed by Sec. 2.4.2.

(b) If the conditions for the exercise of PUT RIGHT pursuant to Sec. 2.4.1. are fulfilled, any warranty claim shall be excluded altogether.

6.5.2. If the breach of Sec. 6.4.3 impairs the enforceability of the PUT RIGHT of Sec. 2.4.1. and 2.4.3, the claim shall be capped at 58.30 per CONSIDERATION SHARE. 6.5.3. Without prejudice to the foregoing, Warranty Claims shall be subject to a time-bar of 24 months following CLOSING.

7.     Covenants

7.1.   Management of the Company

7.1.1. Starting on the date of this AGREEMENT and until the earlier of (i) three months following CLOSING or (ii) the issuance by the COMPANY of new organizational by-laws under the control of ENTRUST, the SELLER shall not, alone or acting with others, without the prior consent of ENTRUST:

(a) cause the business of the COMPANY to be conducted in any manner inconsistent with the ordinary and usual course of the COMPANY's business;

(b) cause the COMPANY to enter into any contract or into any commitment which is likely to have a material adverse effect upon the operations or activities of the COMPANY or the value of the COMPANY for ENTRUST;

(c) cause the COMPANY to terminate any of the employment agreements with any person employed by the COMPANY at the date of this AGREEMENT or to transfer the title to any of the INTELLECTUAL PROPERTY listed in Exhibit IPR;

(d) take any other action which is inconsistent with the provisions of this AGREEMENT; or

(e) cause the COMPANY to sell any COMPANY SHARES held in treasury, or to issue any new COMPANY SHARE or options, or to take any action which would change the situation with respect to the COMPANY SHARES and, generally, the COMPANY's capital, as represented in Sec.4.2.

7.1.2. The expenses incurred by the COMPANY in connection with the current venture capital round shall not be charged to the COMPANY. No fees shall be paid in connection with any work performed by or on behalf of INVISION.

7.2.   Product Liability

7.2.1. The SELLER undertakes to hold the COMPANY free of any harm caused by warranty claims in connection with defects affecting the products of the COMPANY existing at CLOSING, provided, however, that ENTRUST cannot call upon this covenant in connection with any product of the COMPANY if (i) ENTRUST or the COMPANY fails to show reasonable care in maintaining such product or in responding to customers' requests with respect to such product, or (ii) if ENTRUST or the COMPANY made any modification to such product. The claim of ENTRUST may only be raised if the warranty claims against the COMPANY exceed in aggregate an amount of CHF 250'000, and if such claims are notified to the COMPANY within 12 months following CLOSING.

The claim of ENTRUST against the SELLER shall be limited to [ ] % of the excess of the aggregate warranty claims raised against the COMPANY over CHF 250'000.--.

7.2.2. The claim of ENTRUST against the SELLER pursuant to this Sec. 7.2 is subject to and shall be covered by the cap of Sec. 5.6.

7.3.   Consideration Shares

7.3.1. The SELLER acknowledges that for a period of one year following the CLOSING (the "DISTRIBUTION COMPLIANCE PERIOD"), the SELLER shall not (a) engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the CONSIDERATION SHARES or (b) unless such CONSIDERATION SHARES are registered under the SECURITIES ACT or an exemption from the registration requirements of the SECURITIES ACT is available, offer, sell or transfer the CONSIDERATION SHARES in the United States or to, or for the account or benefit of, a U.S. person. The SELLER understands that the CONSIDERATION SHARES or any interest therein are only transferable on the books and records of the transfer agent and registrar of ENTRUST. The SELLER further understands that neither ENTRUST nor its transfer agent and registrar will register any transfer of the CONSIDERATION SHARES except in accordance with the provisions of REGULATION S, pursuant to registration under the SECURITIES ACT or pursuant to an available exemption from registration, and that ENTRUST may place stop transfer orders with its transfer agent with respect to certificates representing CONSIDERATION SHARES.

7.3.2. Unless the CONSIDERATION SHARES shall first have been registered under the SECURITIES ACT, any proposed offer, sale or transfer during the DISTRIBUTION COMPLIANCE PERIOD of any of the CONSIDERATION SHARES shall be subject to the condition that the SELLER must deliver to ENTRUST;

(a) written certification that neither record nor beneficial ownership of the CONSIDERATION SHARES has been offered or sold in the United States or to, or for the account or benefit of, any U.S. person;

(b) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such CONSIDERATION SHARES) is not a U.S. person, that such transferee is acquiring such CONSIDERATION SHARES for such transferee's own account (or an account over which he or she has investment discretion) and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this Agreement and REGULATION S during the DISTRIBUTION COMPLIANCE PERIOD, and

(c) a written opinion of United States counsel, in form and substance reasonably satisfactory to ENTRUST, to the effect that the offer, sale and transfer of such

     CONSIDERATION SHARES are exempt from registration under the SECURITIES ACT. Any CONSIDERATION SHARES offered, sold or transferred during the DISTRIBUTION COMPLIANCE PERIOD in accordance with the foregoing restrictions will continue to be deemed "restricted securities" under Rule 144 of the SECURITIES ACT, notwithstanding that they were acquired in a resale transaction made pursuant to Rules 901 or 904 of REGULATION S.

7.3.3. Rule 144. The SELLER understands that "restricted securities" may be resold in the United States or to, or for the benefit of, U.S. persons in accordance with Rule 144 of the SECURITIES ACT. The SELLER acknowledges that the following is a summary of the resale requirements of Rule 144, and such summary is qualified in its entirety by reference to such rule, a copy of which was previously provided to the SELLER.

7.3.4. Rule 144, as currently in effect, imposes the following requirements on any holder of restricted securities:

(a) at the time of resale, ENTRUST must have been a public company for at least 90 days (i.e., ENTRUST must have securities registered pursuant to Section 12 of the United States Securities Exchange Act of 1934, as amended, and have filed all reports required to be field thereunder during the 12 months preceding the sale (or for such shorter period as ENTRUST is a public company);

(b) the holder of restricted securities must have held such securities for at least one year;

(c) the number of shares of Series A Common Stock sold by the holder within any three-month period may not exceed the greater of (a) 1% of the number of outstanding shares of Series A Common Stock or (b) the average weekly trading volume of the Series A Common Stock during the four calendar weeks preceding the filing of the Form 144;

(d) the holder must sell the securities only in "brokers' transactions" or in transactions directly with a "market maker," which transactions may not involve any solicitations of orders to buy the securities or any payments to any person other than the broker executing the sale order; and

(e) the holder must mail three copies of a Form 144 to the United States Securities and Exchange Commission at the same time as he or she places the sale order with the broker.

7.3.5. After the holder of CONSIDERATION SHARES has held the CONSIDERATION SHARES for two years, and assuming the holder has not been an affiliate of ENTRUST (such as an officer, director or principal stockholder) during the preceding three months, ENTRUST shall, to the extent permitted by law, at the request of SELLER remove the restrictive legend from the CONSIDERATION SHARES under Rule 144(k). Thereafter, and in respect of the transfers made in accordance with Rule 144, the holder need not comply with the restrictions on resale noted above.

7.3.6. A legend substantially in the following form will be placed on the certificates representing the CONSIDERATION SHARES which may be issued to the SELLER. "The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated (i) unless and until such shares are registered under such Act or an opinion of counsel satisfactory to Entrust Technologies Inc. is obtained to the effect that such registration is not required or (ii) except in accordance with Regulation S of such Act. Hedging transactions involving the shares represented by this certificate may not be conducted except in compliance with the Securities Act of 1933, as amended.

The sale or other disposition of any of the shares represented by this certificate is restricted by a Share Purchase Agreement entered into by the holder of this certificate and Entrust Technologies Inc. A copy of the Share Purchase Agreement is available for inspection during normal business hours at the principal executive office of the corporation."

7.3.7. The SELLER, if requested by ENTRUST or the managing underwriter of a public offering of ENTRUST's Series A Common Stock or other securities pursuant to a registration statement under the SECURITIES ACT (a "REGISTRATION STATEMENT"), shall agree not to sell publicly or otherwise transfer or dispose of any CONSIDERATION SHARES or other securities of ENTRUST held by the SELLER for a specified period of time (not to exceed 180 days) following the effective date of such REGISTRATION STATEMENT; provided, however, that.

(a) such agreement shall only apply to the first REGISTRATION STATEMENT covering Series A Common Stock or other securities to be sold to the public in an underwritten offering, and

(b) all stockholders of ENTRUST holding not less than the number of shares of Series A Common Stock held by the SELLER and all officers and directors of ENTRUST enter into similar agreements.

7.3.8. ENTRUST represents that it has only made offers to sell the CONSIDERATION SHARES outside the U.S.A. and that it did not generally advertise in the U.S.A. in respect to the offering for sale or sale of the CONSIDERATION SHARES.

7.4.   Watermark Business

7.4.1. The Watermark intellectual property (watermark specific software and filed patents) shall be transferred to a separate entity (the "WATERMARK COMPANY") prior to CLOSING in consultation with ENTRUST. The Company shall be indemnified for any claims arising from or relating to the Watermark intellectual property, either before or after CLOSING. To the extent that the COMPANY is under any obligation to perform any work on behalf of the WATERMARK COMPANY or in connection with the Watermark intellectual property, such obligation will be taken over by the WATERMARK COMPANY at no cost for the COMPANY. If such transfer is not possible, the WATERMARK COMPANY will pay an arm's length consideration to the COMPANY and grant to the COMPANY at no charge all licenses necessary for the performance of such work.

7.4.2. Any costs (including legal costs) or taxes imposed on the COMPANY or on ENTRUST in connection with the transfer of the watermark intellectual property to the WATERMARK COMPANY shall be borne by the SELLER in the same proportion as determined by Sec. 5.2 in respect of the representations and warranties.

8.     Miscellaneous

8.1.   Costs

8.1.1. Each Party shall bear its own costs, taxes and expenses relating to the preparation, CLOSING and implementation of this AGREEMENT.

8.2.   Confidentiality

Effective as of CLOSING, ENTRUSTS' obligation to the keep confidential the information received on the COMPANY shall terminate.

8.3.   Assignment

8.3.1. The rights and obligations of the PARTIES out of this AGREEMENT may not be assigned, provided, however, that ENTRUST is authorized to assign such rights and obligations to any of its affiliates.

8.3.2. In case of such an assignment of the contract by ENTRUST to any of its affiliates pursuant Sec. 8.3.1, a letter of comfort or a guarantee of ENTRUST shall be delivered to the SELLERS.

8.4.   Announcements

No announcement concerning the transaction contemplated by this AGREEMENT or any matter ancillary to it and no disclosure of the terms of this AGREEMENT (save as required by law, by any market regulations or as expressly provided in this AGREEMENT) shall be made by the SELLER to any person or entity, except with the prior written approval of ENTRUST.

8.5.   Notices

8.5.1. Any notice or other communication to be given under this letter shall be in writing and shall be delivered by hand or sent by registered post or by courier to the address specified below, or sent by facsimile to the number specified below;

(a) ENTRUST: General Counsel, Entrust Technologies Inc. 2323 North Central Expressway, Richardson, Texas, 75080, phone: 001 972 994 8020, fax 001 972 994 8005

(b)  SELLER: [Name], [Address]

8.5.2. Either Party hereto may change the address, facsimile number or name of the person for whose attention notices are to be addressed by serving a notice on the other party hereto in accordance with Sec. 8.5.1.

8.5.3. Each such notice or other communication shall be effective:

(a) if given by facsimile when the facsimile is transmitted to the facsimile number specified in para. 8.5.1 or

(b) if given by any other means, when received at the address specified in para. 8.5.1.

8.6.  Severability

Whenever possible, each provision of this AGREEMENT shall be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this AGREEMENT shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity and be replaced by such valid and enforceable provision which bona fides parties would consider to match as closely as possible the invalid or unenforceable provision, attaining the same or a similar economic effect. The remaining provisions of this AGREEMENT shall under all circumstances continue to be binding and in full force and effect.

8.7.  Construction, amendments

8.7.1. This AGREEMENT constitutes the entire agreement among the parties and, except as otherwise provided, supersedes any prior understandings or agreements, written or oral, that relate to the acquisition of COMPANY SHARES by ENTRUST.

8.7.2. This AGREEMENT may not be amended except in writing, including communications by letter, facsimile, or E-mail.

8.7.3. The PARTIES agree that the AGREEMENT shall not be construed against any PARTY on the ground that such PARTY drafted or prepared the AGREEMENT.

8.8.     Governing law

This AGREEMENT shall be governed by the internal law of Switzerland; the application of the Vienna (United Nations) Convention on Contracts for the International Sale of Goods is excluded.

8.9.     Arbitration

All disputes arising out of or in connection with the present agreement, including disputes on its conclusion, binding effect, amendment and termination shall be resolved, to the exclusion of the ordinary courts by a three-person Arbitral Tribunal in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce. The language of the arbitration shall be English.

List of Exhibits

- -    Exhibit DIL (List of Documents submitted to Entrust)

- -    Exhibit CAP (Capital Structure of Entrust)

- -    Exhibit IPR (Intellectual Property)




_________________ , this ___________         _________________ , this __________





ENTRUST Technologies Inc.                    The SELLER:



- ----------------------------------           ----------------------------------
Name:                                        [Name]


Title:

     This Form of Share Purchase Agreement (or comparable form) was entered into by the shareholders of R3 Security Engineering AG listed below. The only material differences in the Share Purchase Agreements relate to the consideration paid to such shareholders, which is set forth after their respective names.


                                                                          Price
                                         Consideration      Escrow      Adjusted
Shareholder              U.S. Dollars       Shares          Shares       Shares
- -----------              ------------       ------          ------       ------
Andreas E. Strate          $52,573          16,062          3,276         1,073
Claus N. Rasmussen           5,286           1,606            327           107
Bruno Wildhaber            157,747          14,258          2,735         1,073
Jurgen Golz                  3,960             357             68            26
Xuejia Lai                  26,316           8,031          1,638           536
Fritz Bauspiess              2,614             804            164            53
Wilhelm Niehoff              5,286           1,606            513           107

                             ENTRUST TECHNOLOGIES




[Name]
[Address]


CONSIDERATION SHARES


Dear [___________]

Reference is made to the share purchase agreement between yourself and ourselves for the purchase of shares in R3 Security Engineering AG closed on 8 June 1998 (the "Share Purchase Agreement").

The purpose of this letter is the amendment of the Share Purchase Agreement with respect to its Section 7.3 as follows:

Rule 144 Reporting Requirements

From and after the time ENTRUST has securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order to permit the Seller to sell the CONSIDERATION SHARES it holds, if it so desires, from time to time pursuant to Rule 144 or any successor to such rule or any other rule or regulation of the Securities and Exchange Commission (the "Commission") that may at any time permit the SELLER to sell its CONSIDERATION SHARES to the public without registration (the "Resale Rules"), ENTRUST will:

     a) comply with all rules and regulations of the Commission applicable in connection with use of the Resale Rules;

     b) make and keep adequate and current public information available, as those terms are understood and defined in the Resale Rules, at all times;

     c) file with the Commission in a timely manner all reports and other documents required of ENTRUST under the Securities Act and Exchange Act;

     d) furnish to the SELLER forthwith upon request (i) a written statement by ENTRUST that it has complied with the reporting requirements of the Resale Rules, the Securities Act and Exchange Act, (ii) a copy of the most recent annual or quarterly report of ENTRUST and any other reports and documents filed by ENTRUST under the Securities Act or the Exchange

          Act, and (iii) such other information as may be reasonably requested in availing the SELLER of any rule or regulation of the Commission which permits the selling of any such CONSIDERATION SHARES without registration; and

     e) take any action (including cooperation with the SELLER to cause the transfer agent to remove any restrictive legend on certificates evidencing the CONSIDERATION SHARES) which shall be reasonably requested by the SELLER or which shall otherwise facilitate the sale of the CONSIDERATION SHARES from time to time by the SELLER pursuant to the Resale Rules.

Rule 144A Information

Until such time as ENTRUST is subject to Section 13 or 15(d) of the Exchange Act, ENTRUST will make available, upon request, to the SELLER and prospective purchaser or transferee of the CONSIDERATION SHARES designated by the Seller, the information required to allow the resale or other transfer of such CONSIDERATION SHARES pursuant to Rule 144A under the Securities Act.

Sec. 7.3.7

The legend to be placed on the certificates representing CONSIDERATION SHARES shall include the following additional transfer exception:

or (iii) except to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) in a transaction which meets the requirements of such Rule 144A.

Zurich, 8 June 1998


Entrust Technologies Inc.


/s/ Brad Ross
- -------------
Brad Ross

                             ENTRUST TECHNOLOGIES



[Name]
[Address]

Watermark spin-off

Dear [____________]

We confirm to you herewith that Entrust will bear up to CHF 30,000.-- of legal fees in connection with the spin-off of the Watermark business. Sec. 7.4.2. of the Share Purchase Agreement should, therefore, read as follows:

     "Except for an aggregate of up to CHF 30,000.-- of legal fees, any fees, costs or taxes imposed on the COMPANY or on ENTRUST in connection with the transfer of the watermark intellectual property to the WATERMARK COMPANY shall be borne by the SELLER in the same proportion as determined by Sec.
     5.2 in respect of the representations and warranties."

Pursuant to the information received from Dr. Markus Kroll on 6 June 1998, the tax authorities decided to levy against R3 Security Engineering AG a withholding tax of CHF 177,697 in connection with the distribution of the shares in Securights AG as a dividend. Since such taxes are to be borne pro rata by the Sellers, we will in due course, send you an invoice for your portion of the taxes, as determined in Sec. 7.4.2. of the Share Purchase Agreement. Indeed, you may be entitled, to claim back this amount from the tax authorities in accordance with the tax legislation.

We thank you for your comprehension.


Zurich, 8 June 1998

Entrust Technologies, Inc.

/s/ Brad Ross
- -------------
Brad Ross